UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2026

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
12500 TI Boulevard
Dallas, Texas 75243
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02.  Results of Operations and Financial Condition

The Registrant’s news release dated October 21, 2026, regarding its third-quarter results of operations and financial condition is attached hereto as Exhibit 99.
The attached news release includes references to the following financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (non-GAAP measures): free cash flow and ratios based on free cash flow. The company believes these non-GAAP measures provide insight into its liquidity, cash generating capability and the amount of cash potentially available to return to shareholders, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures. Reconciliation to the most directly comparable GAAP measures is included in the “Non-GAAP financial information” section of the news release.
ITEM 9.01. Exhibits

Designation of Exhibit in this Report	Description of Exhibit

99	Registrant’s News Release
Dated October 21, 2026 (furnished pursuant to Item 2.02)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: October 21, 2026	By:	/s/ Julie Knecht
Julie Knecht
Senior Vice President and
Chief Financial Officer